BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION
                 BANCAMERICA ROBERTSON STEPHENS
                          CITICORP USA
                        CORESTATES, N.A.


                                        May 7, 1998


    $150,000,000 Senior Secured Revolving Credit Facilities
                       Commitment Letter
                       -----------------



AnnTaylor, Inc.
142 West 57th Street
New York, NY 10019


Attention:  Walter Parks


Ladies and Gentlemen:


          Bank of America National Trust and Savings Association

("Bank of America"), Citicorp USA ("Citicorp") and CoreStates
  ---------------                   --------
Bank, N.A. ("CoreStates") are pleased to advise you that they are
             ----------
willing, subject to the terms and conditions contained in this letter and in the attached Summary of Terms and Conditions (the

"Term Sheet"), to each commit severally $50,000,000 toward a
 ----------
$150,000,000 Senior Secured Revolving Credit Facility (the

"Facility") for AnnTaylor, Inc. (the "Company").  Upon your
 --------                             -------
acceptance of this commitment, BancAmerica Robertson Stephens

("BARS") will endeavor as arranger (the "Arranger") to assemble a
  ----                                   --------
syndicate of lenders (together with Bank of America, Citicorp and

CoreStates the "Lenders") to participate in the Facility.  Bank of America will serve as administrative agent for the Facility

(the "Administrative Agent").
      --------------------


          BARS is a wholly-owned, direct subsidiary of

BankAmerica Corporation, the parent company of Bank of America,

and is a registered broker-dealer.  Please refer to the attached

"Disclosure Statement" for important additional information on this relationship.


===============================================================

                                  -2-


          Certain of the fees payable to the Arranger and Bank of

America, Citicorp and CoreStates (collectively, the "Agents") in
                                                      -----
connection with the Facility are set forth in a separate letter of even date herewith (the "Fee Letter").
                            ----------



          It is agreed that Bank of America will act as the sole

and exclusive Administrative Agent for the Facility, and that

BARS will act as the sole and exclusive Arranger for the

Facility, and each will, in such capacities, perform the duties and exercise the authority customarily performed and exercised by it in such capacities.  Citicorp and First Union Capital Markets will be given the title of Syndication Agents with respect to the

Facility but will have no duties or authority in such capacity.

You agree that no other agents, co-agents or arrangers will be appointed, no other titles will be awarded and no compensation

(other than that expressly contemplated by the Term Sheet and the

Fee Letter) will be paid in connection with the Facility unless you and we shall so agree.



          As noted above, the Agents intend to syndicate the

Credit Facilities to a group of Lenders.  You hereby authorize

BARS to commence syndication efforts immediately and agree

actively to assist BARS in achieving a syndication that is

satisfactory to BARS, the Agents and the Company. To assist BARS in its syndication efforts, (i) you agree to promptly prepare and provide to BARS and the Agents all information which we may

reasonably request, including all financial information and

projections, (ii) you understand that in arranging and

syndicating the Facility we may use and rely upon the information and projections without independent verification thereof, (iii)

you agree to use commercially reasonable efforts to ensure that the syndications efforts benefit materially from your existing lending relationships, (iv) you agree to host with BARS one or more meetings with prospective Lenders and you agree to make senior management available for these meetings, and (v) you agree to assist in the preparation of a Confidential Information

Memorandum and other marketing materials to be used in connection with the syndication.  BARS, as Arranger, will manage all aspects of the syndication and reserves the right to allocate the

commitments from and fees offered to the Lenders.  It is

understood and agreed that, unless otherwise agreed by the

Agents, the written commitments of Lenders in a form reasonably satisfactory to the Company received pursuant to the syndication shall reduce ratably the commitments of Bank of America, Citicorp and CoreStates under this letter (it being agreed that a

commitment which is subject only to satisfactory documentation shall be satisfactory to the Company).  It is further understood and agreed that the fees and commitment level tiers to be offered to Lenders pursuant to the syndication shall be subject to the agreement of all the Agents.  You hereby represent and covenant that (a) all information other than the projections that have been or will be made available to BARS or the Agents by you or any of your representatives is or will be, when furnished,

complete and correct in all material respects and does not or will not, when furnished, contain any untrue statement of a

material fact or omit to state a material fact necessary in order to make the statements contained therein not materially

misleading in light of the circumstances under which such

statements are made and (b) the projections that have been or will be made available to BARS or the Agents by you or any of your representatives have been or will be prepared in good faith based upon reasonable assumptions.


======================================================================
                             -3-

          In addition to the conditions to funding or closing set

forth in the Term Sheet, the Agents' commitments to provide

financing hereunder is subject to, among other conditions, (i)

the satisfactory completion of its due diligence with respect to the Company and it subsidiaries, including a satisfactory review of its assets and liabilities, collateral appraisals, field

audits, businesses and operations, proposed organization and legal structure, and tax, labor, environmental, financial, ERISA,

significant contracts and other matters, (ii) the negotiation and execution of a definitive credit agreement and other related documentation, including but not limited to guarantees, security documents and opinions of counsel, satisfactory to the Company,

the Agents and the Lenders, (iii) there not occurring or becoming known to BARS or the Agents any material adverse change in the reasonable opinion of BARS and the Agents in the financial

condition, business, operations, properties or prospects of the

Company and its consolidated subsidiaries,  (iv) the non-

occurrence of any material adverse change in loan syndication or capital market conditions after the date of this letter,

generally, which in the reasonable opinion of BARS and the

Agents, would affect our syndication efforts in respect of any portion of the Facility, and (v) until the earlier of June 30,

1998 or notification by BARS of the completion of the syndication of the Facility, there be no competing offering, placement, or arrangement of any debt securities or bank financing by or on behalf of the Company.



          Whether or not the transactions contemplated hereby are

consummated, the Company hereby agrees to indemnify and hold harmless each of the Agents and BARS, and their respective

directors, officers, employees and affiliates (each, an

"indemnified person") from and against any and all losses,
 ------------------
claims, damages, liabilities (or actions or other proceedings commenced or threatened in respect thereof) and expenses that arise out of, result from or in any way relate to this commitment letter, or the providing or syndication of the Facility, and to reimburse each indemnified person, upon its demand, for any legal or other expenses (including the allocated cost of in-house

counsel) incurred in connection with investigating, defending or participating in any such loss, claim, damage, liability or

action or other proceeding (whether or not such indemnified

person is a party to any action or proceeding out of which any such expenses arise), other than any of the foregoing claimed by any indemnified person to the extent incurred by reason of the gross negligence or willful misconduct of any indemnified person.

Neither the Agents nor BARS, nor any of their affiliates, shall be responsible or liable to the Company or any other person for any consequential damages which may be alleged.


          In addition, the Company hereby agrees to reimburse the

Administrative Agent and BARS from time to time upon demand for their reasonable out-of-pocket costs and expenses (including the costs and expenses of one outside counsel and, without

duplication, the allocated costs of in-house counsel) incurred by the Administrative Agent or BARS in connection with the

negotiation and preparation of documents for the Facility,

regardless of whether the credit agreement is executed or the

Facility closes.



          The terms contained in this letter, the Term Sheet and

the Fee Letter are confidential and, except for disclosure to your board of directors, officers and employees, to professional

=======================================================================
                                -4-

advisors retained by you in connection with this transaction, or as may be required by law, may not be disclosed in whole or in part to any other person or entity without our prior written consent.  The Agents and BARS agree that they will keep and cause their respective affiliates to keep as confidential in accordance with customary banking practices all non-public information

regarding the Company and its subsidiaries disclosed by the

Company to the Agents and BARS in connection herewith or with the

Facility.  No such information shall be provided to any

prospective assignee or participant unless it agrees to maintain confidentiality in accordance with the preceding sentence.  The provisions of this letter shall be superseded by the definitive documentation executed in connection with the Facility, except for the obligations of the Company under the fourth paragraph of this letter and the first sentence of this paragraph which shall survive the execution of such definitive documentation.



          Upon your delivery to us of a signed copy of this

letter and the Fee Letter, this letter agreement and the Fee

Letter shall become binding agreements under New York law as of the date so accepted.  The Agents' commitments hereunder shall remain in effect until 5:00 p.m. Chicago time, on May 7, 1998 when, if not so accepted, the Agent's commitments hereunder will terminate.  The Agents' commitments will expire on July 29, 1998 if the Facility has not closed on or before that date.



          We are pleased to have the opportunity to work with you

on this important financing.


                              Very truly yours,

                              BANK OF AMERICA NATIONAL TRUST AND

                                SAVINGS ASSOCIATION


                              By: /s/ Jody Pritchard
                                  ____________________________
                                  Name:  Jody Pritchard
                                  Title: VP


                              BANCAMERICA ROBERTSON STEPHENS


                              By: /s/ Catherine Drake
                                  ____________________________
                                  Name:  Catherine Drake
                                  Title:  VP


=====================================================================
                                  -5-



                              CITICORP USA


                              By: /s/ Brenda Cotsen
                                  ____________________________
                                  Name: Brenda Cotsen
                                  Title:


                              CORESTATES BANK, N.A.


                              By: Irene Rosen Marks
                                  ____________________________
                                  Name: Irene Rosen Marks
                                  Title: VP

Accepted and agreed to as of
the date first written above by:

ANNTAYLOR, INC.

By /s/ Walter J. Parks
   ____________________________
   Name: Walter J. Parks
   Title: SVP - CFO

=================================================================
                 BANCAMERICA ROBERTSON STEPHENS

                      DISCLOSURE STATEMENT




          BancAmerica Robertson Stephens ("BARS") is a wholly-
                                           ----
owned, direct subsidiary of BankAmerica Corporation, the parent company of Bank of America National Trust and Savings Association

("Bank of America").  BARS is a broker-dealer registered with the
  ---------------
Securities and Exchange Commission, and is a member of the New

York Stock Exchange, National Association of Securities Dealers,

Inc. and the Securities Investor Protection Corporation.



          BARS is not a bank.  The securities and financial

instruments sold, offered or recommended by BARS are not bank deposits, are not guaranteed by, and are not otherwise

obligations of, any bank, thrift or other subsidiary of

BankAmerica Corporation, and are not insured by the Federal

Deposit Insurance Corporation or any other governmental agency.



          From time to time, Bank of America's affiliates may

lend to one or more issuers whose securities are underwritten,

dealt in, or placed by BARS.  You are referred to the relevant prospectus, offering statement or other disclosure document for material information relating to any such lending relationship,

and whether the proceeds of an issue will be used to repay any such loans.  Furthermore, the obligations of BARS are not those of any affiliated bank or thrift, and no such affiliated bank or thrift is responsible for securities underwritten, dealt in, or placed by BARS.



          In order for Bank of America and its affiliates to

better serve you, they intend to share credit and other

information about you with each other and with BARS.  BARS also may share credit and other information regarding you with Bank of

America and its affiliates.  You will be deemed to consent to such sharing of information unless you object in writing.



          BARS also may participate from time to time in a

primary or secondary distribution of securities offered or sold to you by it.  Further, BARS may act as an investment adviser to issuers whose securities may be offered or sold to you by it.